Exhibit 23.1


[Letterhead of Gruber & Company, LLC]






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under caption "Experts" and to the use of our report dated June 30, 2008 included in the Registration Statement on Form S-1 and related Prospectus of Ventura Assets Limited for the registration of shares of its common stock.



/s/ Gruber & Company, LLC
-------------------------


Saint Louis, Missouri
October 6, 2008